Filed Pursuant to Rule 424(b)(2)
                                                     Registration No. 333-132747

                                 Subject to Completion: PROSPECTUS SUPPLEMENT
                                 (To Prospectus dated March 27, 2006)

Enhanced Bearish Securities
UBS AG $3,000,000 NOTES LINKED TO THE PHLX HOUSING SECTOR(SM) INDEX DUE AUGUST 29, 2008

Issuer (Booking Branch):         UBS AG (Jersey Branch)

Maturity Date:                   August 29, 2008 (Investment term of 24 months)

Coupon: We will not pay you interest during the term of the Notes.

Index: The return on the Notes is linked to the performance of the PHLX Housing Sector(SM) Index (the "Index"). The Index is designed to measure the stock price performance of twenty companies whose primary lines of business are directly associated with the United States housing construction markets.

Payment at                       At maturity, you will receive a cash payment
Maturity:                        per $10 principal amount of the Notes based on
                                 the Index Return.

                                 > If the Index Return is NEGATIVE, you will receive a POSITIVE return on your Notes equal to the Index Return MULTIPLIED by -3, subject to a maximum gain of 46% on your Notes. For example, if the Index declines by 6% over the term of the Notes (an Index Return of -6%), you will receive a POSITIVE return of 18% (-6% x -3) on the Notes.

                                    If the Index Return is between 0% and 10%, you will receive your full principal.

                                    If the Index Return is greater than 10%, you will receive a NEGATIVE return on your Notes. The payment at maturity will be reduced by 1% for every 1% gain in the Index that is above 10%, subject to a maximum loss of 90% of the principal amount of the Notes. For example, if the Index increases by 20% over the term of the Notes (an Index Return of 20%), you will receive a NEGATIVE return of 10%.

                                 For a description of how your payment at maturity will be calculated, see "How to determine the return on the Notes" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-28.

Index Return:                    Index Ending Level - Index Starting Level
                                 -----------------------------------------
                                           Index Starting Level

Index Starting Level:            200.67, the closing level of the Index on
                                 August 24, 2006 (the "trade date").

Index Ending Level:              The closing level of the Index on August 25,
                                 2008 (the "final valuation date").

No Listing:                      The Notes will not be listed or displayed on
                                 any securities exchange, the Nasdaq National
                                 Market System or any electronic communications network.

CUSIP Number:                    G91659188

SEE "RISK FACTORS" BEGINNING ON PAGE S-8 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

This offering is registered with the Securities and Exchange Commission. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note ..........          100%             1.50%           98.50%
Total .............       $3,000,000         $45,000        $2,955,000

UBS INVESTMENT BANK           UBS FINANCIAL SERVICES INC.             [UBS LOGO]

Prospectus Supplement dated August 24, 2006

--------------------------------------------------------------------------------

Prospectus Supplement Summary


THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE ENHANCED BEARISH SECURITIES?

The Enhanced Bearish Securities (the "Notes") are medium-term notes issued by UBS that are designed for investors who believe that the level of the PHLX Housing Sector(SM) Index (the "Index") will decrease over the term of the Notes. Investors must be willing to risk losing up to 90% of their principal amount invested if the level of the Index increases over the term of the Notes and to accept a return on the Notes that will not exceed 46%. Investors must also be willing to forego interest payments on the Notes.

At maturity you will receive a return on your investment consisting of a cash payment per $10 principal amount of the Notes based on the Index Return. If the Index Return is NEGATIVE, you will receive a POSITIVE return on your Notes equal to the Index Return MULTIPLIED by -3, subject to a maximum gain of 46% on your Notes. For example, if the Index declines by 6% over the term of the Notes (an Index Return of -6%), you will receive a POSITIVE return of 18% (-6% x -3) on the Notes. If the Index Return is between 0% and 10%, you will receive your full principal. If the Index Return is greater than 10%, you will receive a NEGATIVE return on your Notes. The payment at maturity will be reduced by 1% for every 1% gain in the Index that is above 10%, subject to a maximum loss of 90% of the principal amount of the Notes. For example, if the Index increases by 20% over the term of the Notes (an Index Return of 20%), you will receive a NEGATIVE return of 10%. Therefore, if the Index Return is POSITIVE, you will receive a NEGATIVE return on your Notes.

FOR EVERY 1% INCREASE IN THE INDEX FROM THE INDEX STARTING LEVEL OVER THE TERM OF THE NOTES THAT IS ABOVE 10%, YOU WILL LOSE 1% OF YOUR PRINCIPAL AMOUNT, UP TO A MAXIMUM LOSS ON THE NOTES OF 90%.

For a description of how the Index Return and your payment at maturity will be calculated, see "How to determine the return on the Notes" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-28.

WHAT IS THE INDEX?

The Index is a modified capitalization-weighted index designed to measure the stock price performance of twenty companies whose primary lines of business are directly associated with the United States housing construction market (the "Index Constituent Stocks"). The Index composition includes residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers. The Index (index symbol "HGX") is published by the Philadelphia Stock Exchange (the "PHLX") and was established on December 31, 2001.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The following chart provides the ticker symbol, the weighting percentage and the primary trading exchange for each of the Index Constituent Stocks as of August 24, 2006:

       Ticker         Name                        % Weight     Primary Exchange
       ------         -----                       ---------    ----------------
        ASD        American Standard Cos Inc         6.12%           NYSE
        BZH        Beazer Homes USA Inc              3.68%           NYSE
        CTX        Centex Corp                       4.48%           NYSE
        CHB        Champion Enterprises Inc          2.22%           NYSE
        DHI        DR Horton Inc                     5.04%           NYSE
        HOV        Hovnanian Enterprises Inc         5.26%           NYSE
        KBH        KB Home                           3.74%           NYSE
        LEN        Lennar Corp                       5.79%           NYSE
        MAS        Masco Corp                        7.90%           NYSE
        MDC        MDC Holdings Inc                  3.52%           NYSE
        MTH        Meritage Homes Corp               0.79%           NYSE
        PMI        PMI Group Inc/The                 5.03%           NYSE
        PHM        Pulte Homes Inc                   5.73%           NYSE
        RDN        Radian Group Inc                  4.23%           NYSE
        RYL        Ryland Group Inc                  3.15%           NYSE
        SPF        Standard-Pacific Corp             3.57%           NYSE
        TIN        Temple-Inland Inc                 6.09%           NYSE
        TOL        Toll Brothers Inc                 5.72%           NYSE
        VMC        Vulcan Materials Co               5.85%           NYSE
        WY         Weyerhaeuser Co                  12.09%           NYSE

An investment in the Notes does not entitle you to any dividends, voting rights or any other ownership interest in the Index Constituent Stocks.

HOW HAS THE INDEX PERFORMED HISTORICALLY?

We have included a table and a graph showing the month-end closing level of the Index from July 2002 through July 2006 in the section entitled "The PHLX Housing Sector(SM) Index--Historical Data on the PHLX Housing Sector(SM) Index" on page S-14.

We have provided this information to help you evaluate the behavior of the Index in various economic environments; however, this information is not necessarily indicative of how the Index will perform in the future.

SELECTED PURCHASE CONSIDERATIONS

> EXPOSURE TO NEGATIVE INDEX RETURNS--The Notes are designed for investors who believe that the Index will decrease over the term of the Notes and who are willing to risk losing up to 90% of their principal amount if the level of the Index increases over the term of the Notes. You will receive a POSITIVE return on your Notes only if the Index DECLINES over the term of your Notes.

> ENHANCED GROWTH POTENTIAL--The Notes offer an investor the opportunity to benefit from declines in the Index. If the Index Return is NEGATIVE, your return on the Notes will be the absolute value of three times the negative Index Return up to a maximum return on your Notes of 46%.

> PARTIAL PRINCIPAL PROTECTION--Your payment at maturity will be reduced by 1% for every 1% increase in the Index that is above 10%; however, you will not lose more than 90% of your principal amount regardless of the performance of the Index.

> DIVERSIFICATION--The Notes may provide diversification within the equity portion of your portfolio through exposure to an index of stocks directly associated with the United States housing construction market.

> MINIMUM INVESTMENT--Your minimum investment is 10,000 Notes at a principal amount of $10.00 per Note (for a total minimum purchase price of $100,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 10,000 Notes.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

WHAT ARE SOME OF THE RISKS OF THE NOTES?

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" on page S-8.

> YOU MAY LOSE UP TO 90% OF YOUR PRINCIPAL--The return on the Notes depends on the Index declining in value and you may lose some of your investment if the Index level increases. The payment to you at maturity will be reduced by 1% for every 1% gain in the Index that is above 10%, subject to a maximum loss of 90% of the principal amount of the Notes.

> PARTIAL PRINCIPAL Protection only if you hold your Notes to maturity--You should be willing to hold your notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a significant discount and will not receive any principal protection.

> YOUR APPRECIATION POTENTIAL IS LIMITED--If the Index Return is NEGATIVE, you will receive a POSITIVE return on your Notes equal to the Index Return MULTIPLIED by -3, subject to a maximum gain on the Notes of 46%. Therefore, you will not benefit from any negative Index Return in excess of approximately -15.33% (that is, one-third of the maximum gain on the Notes). As a result, the maximum payment at maturity for each $10 principal amount of the Notes will be $14.60.

> YOUR INVESTMENT IS CONCENTRATED--All of the Index Constituent Stocks are issued by companies whose primary lines of business are directly associated with the United States housing construction markets. As a result, your investment in the Notes will be concentrated in one industry.

> NO INTEREST OR DIVIDEND PAYMENTS--You will not receive any interest payments on the Notes and you will not receive nor be entitled to receive any dividend payments or other distributions on the securities included in the Index Constituent Stocks.

> NO LISTING--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You are willing to accept the risk of fluctuations in stocks directly associated with the United States housing construction market.

> You believe that the Index Return will be NEGATIVE (and therefore you will receive a POSITIVE return on your investment).

> You are willing to make an investment where you could lose up to 90% of the principal amount of the Notes.

>    You are willing to hold the Notes to maturity.

>    You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You believe that the Index Return will be POSITIVE (and therefore you will receive a NEGATIVE return on your investment).

>    You seek an investment that offers full principal protection.

> You are not willing to make an investment where you could lose up to 90% of your principal amount.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

>    You seek an investment whose return is not capped at 46%.

>    You seek current income from your investment.

>    You seek an investment for which there will be an active secondary market.

>    You are unable or unwilling to hold the Notes to maturity.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. SOME OF THESE TAX CONSEQUENCES ARE SUMMARIZED BELOW, BUT WE URGE YOU TO READ THE MORE DETAILED DISCUSSION IN "SUPPLEMENTAL TAX CONSIDERATIONS--SUPPLEMENTAL U.S. TAX CONSIDERATIONS" ON PAGE S-36.

Pursuant to the terms of the Notes, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid derivative contract with respect to the Index. If your Notes are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss should generally be long term capital gain or loss if you have held your Notes for more than one year.

IN THE OPINION OF OUR COUNSEL, SULLIVAN & CROMWELL LLP, IT WOULD BE REASONABLE TO TREAT YOUR NOTES IN THE MANNER DESCRIBED ABOVE. HOWEVER, BECAUSE THERE IS NO AUTHORITY THAT SPECIFICALLY ADDRESSES THE TAX TREATMENT OF THE NOTES, IT IS POSSIBLE THAT YOUR NOTES COULD ALTERNATIVELY BE TREATED FOR TAX PURPOSES IN THE MANNER DESCRIBED UNDER "SUPPLEMENTAL TAX CONSIDERATIONS--SUPPLEMENTAL U.S. TAX CONSIDERATIONS-- ALTERNATIVE TREATMENTS" ON PAGE S-37.

HOW TO DETERMINE THE RETURN ON THE NOTES

Set forth below is an explanation of the steps necessary to determine the return on the Notes.

STEP 1:  CALCULATE THE INDEX RETURN.

         The Index Return, which may be positive or negative, is the difference between the closing level of the Index on the final valuation date and on the trade date, expressed as a percentage of the closing level of the Index on the trade date, calculated as follows:

                           Index Ending Level - Index Starting Level
            Index Return = -----------------------------------------
                                      Index Starting Level

         where the "Index Starting Level" is 200.67, and the "Index Ending Level" is the closing level of the Index on the final valuation date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

STEP 2:  CALCULATE THE ADJUSTED INDEX RETURN ON THE NOTES.

         The Adjusted Index Return is based on the Index Return, which may be positive or negative:

         1) If the Index Return is NEGATIVE:
            --------------------------------

         Adjusted Index Return = (Index Return x -3), subject to a maximum gain of 46%

         2) If the Index Return is POSITIVE:
            --------------------------------

         Adjusted Index Return = (Index Return x -1), subject to a maximum loss of 90%

STEP 3:  CALCULATE THE CASH PAYMENT AT MATURITY.

         Payment at maturity = principal amount of the Notes + (principal amount of the Notes x Adjusted Index Return)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

HOW DO THE NOTES PERFORM AT MATURITY?
HYPOTHETICAL EXAMPLES
ASSUMPTIONS:

Index Starting Level:                   100
Principal amount of the Notes:          $10
Principal Protection:                   up to a 10% increase in the Index Return
Maximum gain on the Notes:              46%*
Maximum Payment at Maturity:            $14.60

---------
* POTENTIAL GAINS ON THE NOTES AT MATURITY WILL BE CALCULATED BY MULTIPLYING THE NEGATIVE INDEX RETURN BY -3 UP TO THE MAXIMUM GAIN ON THE NOTES. IN THE EXAMPLES BELOW, THE MAXIMUM GAIN ON THE NOTES IS 46%. THEREFORE, AN ORIGINAL INVESTOR IN THE NOTES WILL NOT PARTICIPATE IN A NEGATIVE INDEX RETURN OF MORE THAN -15.33% AT MATURITY.

EXAMPLE 1--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 5% BELOW ITS STARTING LEVEL OF 100.
Since the Index Return is -5%, you receive a positive return equal to three times the decline in the Index, up to the 46% maximum gain on the Notes.

Adjusted Index Return = (Index Return x -3) = (-5% x -3) = 15%

Your total cash payment at maturity would therefore be $11.50 (a 15% total return on investment) which includes:
> Principal amount                                     $10.00
> Principal amount x Adjusted Index Return             $ 1.50  ($10.00 x 15%)
                                                       ------
                      TOTAL:                           $11.50
                                                       ======

EXAMPLE 2--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 20% BELOW ITS STARTING LEVEL OF 100.
Since the Index Return is -20%, you receive a positive return equal to three times the decline in the Index, up to the 46% maximum gain on the Notes.

Adjusted Index Return = (Index Return x -3) = (-20% x -3) = 60%, up to the 46% maximum gain on the Notes = 46%

Your total cash payment at maturity would therefore be limited to $14.60 (a 46% total return on investment) which includes:
>    Principal amount                                  $10.00
>    Principal amount x Adjusted Index Return          $ 4.60  ($10.00 x 46%)
                                                       ------
                     TOTAL:                            $14.60  (this is the
                                                       ======   maximum payment
                                                                on the Notes)

EXAMPLE 3--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 30% ABOVE ITS STARTING LEVEL OF 100.
Since the Index Return is 30% on the final valuation date, your investment is exposed to the appreciation of the Index minus 10% protection.

Adjusted Index Return = (Index Return x -1 + 10%) = (30% x -1 + 10%) = -20%

Your total cash payment at maturity would therefore be $8.00 (a -20% total return on investment) which includes:
>    Principal amount                                  $10.00
>    Principal amount x Adjusted Index Return          $-2.00  ($10.00 x -20%)
                                                       ------
                     TOTAL:                            $ 8.00
                                                       ======

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

HYPOTHETICAL PERFORMANCE OF THE NOTES AT MATURITY

         ASSUMPTIONS:
         Index:                             PHLX Housing Sector(SM) Index
         Principal amount of the Notes:     $10
         Term:                              24 months
         Maximum gain on the Notes:         46%
         Index Return:                      100% to -100% for table
                                            60% to -60% for graph

         ------------------------    ------------------------------
            INDEX PERFORMANCE           PERFORMANCE OF THE NOTES
         ------------------------    ------------------------------
                                          NOTES
               INDEX RETURN              PAYMENT         TOTAL
               AT MATURITY*            AT MATURITY*      RETURN*
         ------------------------
                  100%                     $1.00         -90.0%
         ------------------------    ------------------------------
                   80%                     $3.00         -70.0%
                   60%                     $5.00         -50.0%
                   50%                     $6.00         -40.0%
                   40%                     $7.00         -30.0%
                   30%                     $8.00         -20.0%
                   20%                     $9.00         -10.0%
         ------------------------    ------------------------------
                   10%                    $10.00           0.0%
         ------------------------    ------------------------------
                    5%                    $10.00           0.0%
         ------------------------    ------------------------------
                    0%                    $10.00           0.0%
         ------------------------    ------------------------------
                   -1%                    $10.30           3.0%
                   -3%                    $10.90           9.0%
                   -5%                    $11.50          15.0%
                  -10%                    $13.00          30.0%
         ------------------------    ------------------------------
                15.33%                    $14.60          46.0%
         ------------------------    ------------------------------
                  -20%                    $14.60          46.0%
                  -40%                    $14.60          46.0%
                  -60%                    $14.60          46.0%
                  -80%                    $14.60          46.0%
         ------------------------    ------------------------------
                 -100%                    $14.60          46.0%
         ------------------------    ------------------------------
*Values have been rounded for ease of analysis


                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Risk Factors

The return on the Notes is linked to the performance of the Index. Investing in the Notes is not equivalent to investing directly in the Index. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE RETURN ON THE NOTES DEPENDS ON THE INDEX DECLINING IN VALUE AND YOU MAY LOSE SOME OF YOUR PRINCIPAL IF THE INDEX LEVEL INCREASES.

The Notes differ from ordinary debt securities in that we will not pay you interest on the Notes or a fixed amount at maturity. Your cash payment at maturity will be based on the Index Return, which may be positive or negative. A positive Index Return will reduce your cash payment at maturity below your principal. IF THE LEVEL OF THE INDEX INCREASES OVER THE TERM OF THE NOTES, THE PAYMENT AT MATURITY WILL BE REDUCED BY 1% FOR EVERY 1% GAIN IN THE INDEX THAT IS ABOVE 10%, SUBJECT TO A MAXIMUM LOSS OF UP TO 90% OF YOUR PRINCIPAL AMOUNT.

See "How to determine the return on the Notes" on page S-4.

YOU ARE ENTITLED TO PARTIAL PRINCIPAL PROTECTION ONLY IF YOU HOLD YOUR NOTES TO MATURITY.

You should be willing to hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a significant discount and will not receive principal protection for 10% of the principal amount of your Notes.

YOUR MAXIMUM GAIN ON THE NOTES AT MATURITY IS 46%.

Your payment at maturity is based on the Index Return. If the Index Return is NEGATIVE, you will receive a POSITIVE return on your Notes, equal to the Index Return multiplied by -3, subject to the maximum gain on the Notes of 46%. Since the maximum gain on the Notes is 46%, you will not benefit from a negative Index Return in excess of approximately -15.33% (which is equal to one-third of the maximum gain on the Notes).

THE INDEX CONSTITUENT STOCKS ARE CONCENTRATED IN ONE INDUSTRY.

All of the Index Constituent Stocks are issued by companies whose primary lines of business are directly associated with the United States housing construction markets. As a result, an investment in the Notes will be concentrated in one industry.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the level of the Index on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

> the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index);

>    the composition of the Index and changes in the Index Constituent Stocks;

>    the market price of the Index Constituent Stocks;

> the dividend rate paid on the Index Constituent Stocks (dividend payments on the Index Constituent Stocks may influence the value of the Index Constituent Stocks and the level of the Index, and therefore affect the market value of the Notes);

RISK FACTORS
--------------------------------------------------------------------------------


> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market-maker;

>    interest rates in the market;

>    the time remaining to the maturity of the Notes;

>    the creditworthiness of UBS; and

> economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price of the Index Constituent Stocks or that affect stock markets generally.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result you may suffer substantial losses.

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

CHANGES TO THE INDEX COULD AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of the Philadelphia Stock Exchange, Inc. ("PHLX") concerning the calculation of the Index, additions, deletions or substitutions of the Index Constituent Stocks and the manner in which changes affecting the Index Constituent Stocks or the issuers of the Index Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in the Index, could affect the Index and, therefore, could affect the amount payable on the Notes at maturity, and the market value of the Notes prior to maturity. The amount payable on the Notes at maturity, and their market value, could also be affected if PHLX changes these policies, for example by changing the manner in which it calculates the Index, or if PHLX discontinues or suspends calculation or publication of the Index, in which case it may become difficult to determine the Index Ending Level or market value of the Notes. If events such as these occur, or if the Index Ending Level is not available because of a market disruption event or for any other reason and no successor index is selected, the calculation agent--which initially will be UBS Securities LLC, an affiliate of UBS--may determine the Index Ending Level or fair market value of the Notes--and thus the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

RISK FACTORS
--------------------------------------------------------------------------------


THE FORMULA FOR DETERMINING THE PAYMENT AT MATURITY DOES NOT TAKE INTO ACCOUNT ALL DEVELOPMENTS IN THE INDEX.

Changes in the Index during the term of the Notes before the final valuation date will not be reflected in the calculation of the amount payable, if any, at maturity. The calculation agent will calculate the payment at maturity by comparing only the level of the Index on the trade date and the level of the Index on the final valuation date. No other levels will be taken into account. As a result, you may lose some or most of your investment even if the Index has fallen at certain times during the term of the Notes before rising to a level above its starting level on the final valuation date.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH PHLX AND ARE NOT RESPONSIBLE FOR ITS PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with PHLX in any way (except for licensing arrangements discussed in "The PHLX Housing Sector(SM) Index" on page S-26) and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Index. If PHLX discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-29 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation" on page S-32. PHLX is not involved in the offer of the Notes in any way and has no obligation to consider your interests as an owner of the Notes in taking any actions that might affect the value of your Notes.

We have derived the information about PHLX and the Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Index or PHLX contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Index and PHLX.

HISTORICAL PERFORMANCE OF THE INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE INDEX DURING THE TERM OF THE NOTES.

The trading prices of the Index Constituent Stocks will determine the Index level. As a result, it is impossible to predict whether, or the extent to which, the level of the Index will rise or fall. Trading prices of the Index Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of the Index Constituent Stocks and the level of the Index. Accordingly, the historical performance of the Index should not be taken as an indication of the future performance of the Index.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN THE INDEX CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON THE INDEX CONSTITUENT STOCKS OR THE INDEX MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-32, we or one or more affiliates may hedge our obligations under the Notes by purchasing the Index Constituent Stocks, futures or options on the Index Constituent Stocks or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Index, and we may adjust these hedges by, among other things, purchasing or selling the Index Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index or the Index Constituent Stocks at any time. Although they are not expected to, any of these hedging activities may increase the market price of the Index

RISK FACTORS
--------------------------------------------------------------------------------


Constituent Stocks and/or the level of the Index, and, therefore, the market value of the Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

We or one or more of our affiliates may also engage in trading in the Index Constituent Stocks and other investments relating to the Index Constituent Stocks or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could increase the market price of the Index Constituent Stocks and/or the level of the Index and, therefore, the market value of the Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Notes.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Index Constituent Stocks, including making loans or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS AG or another affiliate of UBS AG and the interests of holders of the Notes. Any of these activities by UBS AG, UBS Securities LLC or other affiliates may affect the market price of the Index Constituent Stocks and/or the level of the Index and, therefore, the market value of the Notes.

WE AND OUR AFFILIATES MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF THE UNDERLYING ASSETS OR INDEX TO WHICH THE NOTES ARE LINKED OR THE MARKET VALUE OF THE NOTES.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates may have published research or other opinions that calls into question the investment view implicit in the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying assets or index to which the Notes are linked.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-4, "Supplemental Tax Considerations" on page S-36, and the sections "U.S. Tax Considerations" and "Tax Considerations Under The Laws of Switzerland" in the

RISK FACTORS
--------------------------------------------------------------------------------

accompanying prospectus. You should consult your tax advisor about your own tax situation.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE INDEX CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE INDEX CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Index Constituent Stocks. As a holder of the Notes, you will not have voting rights or any other rights that holders of the Index Constituent Stocks may have.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE INDEX ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The calculation agent may postpone the determination of the Index Ending Level if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the determination of the Index Ending Level on the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index Ending Level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" on page S-29.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount, if any, of your payment at maturity of the Notes. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-33. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Index Constituent Stocks or the Index has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

--------------------------------------------------------------------------------


The PHLX Housing Sector(SM) Index

We have derived all information regarding the PHLX Housing Sector(SM) Index (the "Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Philadelphia Stock Exchange, Inc. ("PHLX"). We do not assume any responsibility for the accuracy or completeness of such information. PHLX has no obligation to continue to publish the Index, and may discontinue publication of the Index.

The Index is designed to measure the performance of twenty companies whose primary lines of business are directly associated with the United States housing construction market (the "Index Constituent Stocks"). The Index composition includes residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers. The Index (index symbol "HGX") is published by the PHLX and was set to 250 on December 31, 2001. Options commenced trading on the Index on July 12, 2002. The PHLXsplit the level of the Index in half on February 1, 2006. The Index is a modified capitalization-weighted index, which is intended to maintain as closely as possible the proportional capitalization distribution of the portfolio of stocks included in the Index, while limiting the maximum weight of a single stock or group of stocks to a predetermined maximum (normally 25% for a single stock, and 50% to 60% or more for the top five or an aggregation of all stocks weighing 5% or more). This rebalancing is accomplished by occasionally artificially reducing the capitalization of higher weighted stocks and redistributing the weight to lower weighted stocks. The net result is a weight distribution that is less skewed toward the larger stocks, but still does not approach equal weighting. The total capitalization of the portfolio remains the same. The following is a list of companies included in the Index and their trading symbols: American Standard Companies Inc. (ASD); Beazer Homes USA, Inc. (BZH); Centex Corporation
(CTX); Champion Enterprises, Inc. (CHB); D.R. Horton, Inc. (DHI); Hovnanian Enterprises, Inc. (HOV); KB Home (KBH); Lennar Corporation (LEN); Masco Corporation (MAS); M.D.C. Holdings, Inc. (MDC); Meritage Homes Corp. (MTH); The PMI Group, Inc. (PMI); Pulte Homes, Inc. (PHM); Radian Group Inc. (RDN); The Ryland Group, Inc. (RYL); Standard Pacific Corp. (SPF); Temple-Inland, Inc.
(TIN); Toll Brothers, Inc. (TOL); Vulcan Materials Company (VMC); and Weyerhaeuser Company (WY). We have provided a brief description of each of the companies included in the Index and their corresponding historical price information in "The Index Constituent Stocks" on page S-13.

The Index is rebalanced at least semi-annually for implementation at the end of each January and July option expiration if the modified capitalization of a single component or group of components exceeds the concentration thresholds discussed above as of the last trading day of the previous month. This rebalancing is based on the actual market capitalizations of the component stocks as determined by actual share amounts and closing prices on the last trading day of the previous month. The modified share value for each Index Constituent Stock comprising the Index remains fixed between rebalancings, except in the event of certain types of corporate actions such as stock splits, mergers, acquisitions, stock repurchases or any similar event with respect to an Index Constituent Stock resulting in a change in share value greater than 5% or more. When the Index is adjusted between rebalancings for these events, the modified share amount of the relevant Index Constituent Stock comprising the Index is adjusted, to the nearest whole share, to maintain the Index Constituent Stock's relative weight in the Index immediately prior to the corporate action. In connection with any adjustments to the Index, the Index divisor may be adjusted to ensure that there are no changes to the level of the Index as a result of non-market forces.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Index or any successor index. While PHLX currently employs the above methodology to calculate the Index, no assurance can be given that PHLX will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the Notes. PHLX does not guarantee the accuracy or the completeness of the Index or any data included in the Index. PHLX assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the Index. PHLX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Index or the manner in which the Index is applied in determining the amount payable at maturity.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


The following chart provides the ticker symbol, the weighting percentage and the primary trading exchange for each of the Index Constituent Stocks as of August 24, 2006:

        Ticker         Name                        % Weight     Primary Exchange
        ------         -----                       ---------    ----------------
         ASD        American Standard Cos Inc         6.12%         NYSE
         BZH        Beazer Homes USA Inc              3.68%         NYSE
         CTX        Centex Corp                       4.48%         NYSE
         CHB        Champion Enterprises Inc          2.22%         NYSE
         DHI        DR Horton Inc                     5.04%         NYSE
         HOV        Hovnanian Enterprises Inc         5.26%         NYSE
         KBH        KB Home                           3.74%         NYSE
         LEN        Lennar Corp                       5.79%         NYSE
         MAS        Masco Corp                        7.90%         NYSE
         MDC        MDC Holdings Inc                  3.52%         NYSE
         MTH        Meritage Homes Corp               0.79%         NYSE
         PMI        PMI Group Inc/The                 5.03%         NYSE
         PHM        Pulte Homes Inc                   5.73%         NYSE
         RDN        Radian Group Inc                  4.23%         NYSE
         RYL        Ryland Group Inc                  3.15%         NYSE
         SPF        Standard-Pacific Corp             3.57%         NYSE
         TIN        Temple-Inland Inc                 6.09%         NYSE
         TOL        Toll Brothers Inc                 5.72%         NYSE
         VMC        Vulcan Materials Co               5.85%         NYSE
         WY         Weyerhaeuser Co                  12.09%         NYSE

HISTORICAL DATA ON THE PHLX HOUSING SECTOR(SM) INDEX

Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical Index levels do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Constituent Stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Index on August 24, 2006 was 200.67. The performance information presented below reflects the split in the level of the Index which took effect February 1, 2006.

The following table sets forth the level of the Index at the end of each month in the period from July 2002 through July 2006.

               2002           2003           2004           2005          2006
              -------        ------         ------         ------        ------
January                      110.04         176.68         234.30        268.71
February                     109.39         192.27         251.99        260.91
March                        107.47         200.32         239.27        266.08
April                        123.01         183.46         232.84        254.41
May                          139.04         185.85         252.60        227.24
June                         140.42         190.65         266.04        215.60
July          124.74         142.10         183.21         287.78        198.03
August        122.38         150.73         191.22         271.03
September     105.74         152.73         203.99         269.20
October       109.54         175.67         197.74         242.79
November      116.72         180.93         209.47         256.95
December      112.39         183.18         234.66         259.04

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


The following graph sets forth the historical performance of the Index presented in the preceding table.

  [THE FOLLOWING DATA POINTS REPRESENT A LINE CHART IN THE PRINTED DOCUMENT.]

           2002        124.74
                       122.38
                       105.74
                       109.54
                       116.72
                       112.39
           2003        110.04
                       109.39
                       107.47
                       123.01
                       139.04
                       140.42
                        142.1
                       150.73
                       152.73
                       175.67
                       180.93
                       183.18
           2004        176.68
                       192.27
                       200.32
                       183.46
                       185.85
                       190.65
                       183.21
                       191.22
                       203.99
                       197.74
                       209.47
                       234.66
           2005         234.3
                       251.99
                       239.27
                       232.84
                        252.6
                       266.04
                       287.78
                       271.03
                        269.2
                       242.79
                       256.95
                       259.04
           2006        268.71
                       260.91
                       266.08
                       254.41
                       227.24
                        215.6
                       198.03
                       200.67


Source: Bloomberg L.P.

THE INDEX CONSTITUENT STOCKS

This section provides a brief synopsis of the business of each of the Index Constituent Stocks as well as the split-adjusted month-end closing market prices for each Index Constituent Stock in each month from January 2001 through August 2006 (or from the first month-end for which that data is available) as of August 24, 2006. The historical prices of the Index Constituent Stocks are not indicative of the future performance of the Index Constituent Stocks. The following information, with respect to the business of each company issuing an Index Constituent Stock, has been derived from publicly available documents published by that company. Because the common stock of each of those companies is registered under the Securities Exchange Act of 1934, those companies are required to file periodically financial and other information specified by the Securities and Exchange Commission (the "SEC"). For more information about those companies, information provided to or filed with the SEC by those companies can be inspected at the SEC's public reference facilities or accessed through the SEC's web site at http://www.sec.gov.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                        AMERICAN STANDARD COMPANIES INC.

American Standard Companies Inc. ("American Standard") is a global, diversified manufacturer of high-quality, brand-name products in three major business segments: air conditioning systems and services; bath and kitchen fixtures and fittings; and vehicle control systems. American Standard's headquarters are located in Piscataway, New Jersey, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "ASD". Information filed with the SEC by American Standard under the Exchange Act can be located with reference to its SEC file number: 1-114515.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January    17.20  January    21.57  January    22.22  January     35.40  January    40.04  January    36.00
February   18.88  February   21.77  February   22.84  February    36.32  February   45.80  February   39.58
March      19.69  March      23.58  March      22.92  March       37.92  March      46.48  March      42.86
April      20.08  April      24.90  April      23.73  April       35.06  April      44.71  April      43.53
May        22.21  May        25.17  May        24.66  May         37.52  May        42.80  May        42.49
June       20.03  June       25.03  June       24.64  June        40.31  June       41.92  June       43.27
July       22.68  July       23.84  July       25.47  July        37.89  July       44.28  July       38.63
August     23.28  August     23.88  August     26.73  August      37.61  August     45.60
September  18.33  September  21.21  September  28.08  September   38.91  September  46.55
October    19.30  October    22.23  October    31.90  October     36.57  October    38.04
November   21.17  November   24.83  November   33.23  November    38.94  November   38.08
December   22.74  December   23.71  December   33.57  December    41.32  December   39.95

The closing price on August 24, 2006 was $40.27.

                             BEAZER HOMES USA, INC.

Beazer Homes USA, Inc. ("Beazer") designs, builds and sells primarily single-family homes in various locations within the United States. Beazer also originates mortgages on behalf of its customers through its subsidiaries Beazer Mortgage Corporation or Beazer Mortgage, and provides title services to its customers in many of its markets. Beazer's headquarters are located in Atlanta, Georgia, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "BZH". Information filed with the SEC by Beazer under the Exchange Act can be located with reference to its SEC file number: 1-12822.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January    15.97  January    26.70  January    19.18  January     31.08  January    49.50  January    72.84
February   15.23  February   30.18  February   19.45  February    35.63  February   57.31  February   63.45
March      13.10  March      25.85  March      19.60  March       35.30  March      49.86  March      65.70
April      19.47  April      29.51  April      23.42  April       32.82  April      45.60  April      57.63
May        20.00  May        26.07  May        28.27  May         33.59  May        53.46  May        49.75
June       21.16  June       26.67  June       27.83  June        33.44  June       57.15  June       45.87
July       24.32  July       20.79  July       25.72  July        31.13  July       65.44  July       41.69
August     21.63  August     21.39  August     27.71  August      32.55  August     62.44
September  16.20  September  20.35  September  28.13  September   35.63  September  58.67
October    15.22  October    21.91  October    33.17  October     36.59  October    57.95
November   22.33  November   21.26  November   35.57  November    41.33  November   69.97
December   24.39  December   20.20  December   32.55  December    48.74  December   72.84

The closing price on August 24, 2006 was $39.53.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                               CENTEX CORPORATION

Centex Corporation ("Centex") operates, through its subsidiary companies, in four principal business segments: home building, residential mortgage banking, commercial construction and development and sale of land. Centex's headquarters are located in Dallas, Texas, and its $0.25 par value common stock is traded on the New York Stock Exchange under the symbol "CTX". Information filed with the SEC by Centex under the Exchange Act can be located with reference to its SEC file number: 1-6776.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January    18.20  January    26.51  January    23.58  January     47.76  January    61.31  January    71.39
February   18.34  February   26.04  February   24.64  February    53.40  February   63.59  February   67.61
March      18.56  March      23.14  March      24.23  March       54.06  March      57.27  March      61.99
April      19.23  April      25.09  April      29.42  April       47.95  April      57.72  April      55.60
May        16.61  May        23.95  May        34.60  May         48.49  May        65.48  May        47.69
June       18.16  June       25.75  June       34.67  June        45.75  June       70.67  June       40.30
July       20.96  July       21.37  July       32.73  July        42.42  July       73.98  July       47.31
August     19.52  August     22.50  August     34.02  August      45.77  August     67.75
September  15.03  September  19.76  September  35.12  September   50.46  September  64.58
October    17.05  October    20.27  October    43.97  October     51.94  October    64.35
November   20.14  November   22.43  November   49.34  November    52.47  November   71.85
December   25.44  December   22.37  December   48.55  December    59.58  December   71.49

The closing price on August 24, 2006 was $49.01.

                           CHAMPION ENTERPRISES, INC.

Champion Enterprises, Inc. ("Champion") and its subsidiaries primarily produce and sell factory-built homes. Champion's headquarters are located in Auburn Hills, Michigan, and its $1.00 par value common stock is traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the symbol "CHB". Information filed with the SEC by Champion under the Exchange Act can be located with reference to its SEC file number: 1-9751.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January    7.05   January    12.36  January     2.95  January      6.68  January    10.79  January    13.71
February   5.50   February   8.83   February    2.06  February    10.65  February   10.35  February   15.52
March      5.15   March      8.00   March       1.84  March       10.60  March      9.40   March      14.96
April      8.05   April      8.30   April       2.42  April       10.89  April      9.44   April      15.26
May        10.62  May        8.02   May         3.55  May         9.35   May        9.73   May        11.90
June       11.38  June       5.62   June        5.18  June        9.18   June       9.94   June       11.04
July       10.90  July       4.02   July        6.49  July        9.73   July       12.06  July       6.63
August     10.50  August     2.68   August      7.25  August      9.63   August     13.35
September  6.95   September  2.94   September   6.35  September   10.29  September  14.78
October    8.81   October    2.32   October     7.10  October     10.89  October    13.88
November   12.07  November   3.65   November    7.22  November    11.48  November   14.47
December   12.31  December   2.85   December    7.00  December    11.82  December   13.62

The closing price on August 24, 2006 was $5.91.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                                D.R. HORTON, INC.

D.R. Horton, Inc. ("D.R. Horton") constructs and sells single-family homes designed principally for first time homebuyers in metropolitan areas of the Mid-Atlantic, Midwest, Southeast, Southwest and West regions of the United States. D.R. Horton's headquarters are located in Fort Worth, Texas, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "DHI".

Information filed with the SEC by D.R. Horton under the Exchange Act can be located with reference to its SEC file number: 1-14122.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January    7.07   January    12.48  January     9.55  January     21.08  January    29.84  January    37.32
February   6.85   February   13.30  February    9.16  February    23.84  February   32.82  February   34.11
March      7.05   March      12.57  March       9.60  March       26.57  March      29.24  March      33.22
April      8.07   April      12.90  April      11.85  April       21.60  April      30.50  April      30.02
May        6.87   May        12.26  May        13.15  May         21.68  May        34.57  May        28.36
June       7.57   June       13.02  June       14.05  June        21.30  June       37.61  June       23.82
July       9.18   July       11.10  July       14.08  July        20.72  July       41.08  July       21.43
August     8.41   August     10.38  August     15.56  August      23.21  August     36.92
September  6.95   September  9.31   September  16.35  September   24.83  September  36.22
October    7.45   October    9.64   October    19.90  October     22.50  October    30.69
November   9.34   November   9.56   November   21.85  November    26.41  November   35.44
December   10.82  December   8.68   December   21.63  December    30.23  December   35.73

The closing price on August 24, 2006 was $21.40.

                           HOVNANIAN ENTERPRISES, INC.

Hovnanian Enterprises, Inc. ("Hovnanian") designs, constructs, markets and sells single-family detached homes, attached townhomes and condominiums, mid-rise and high-rise condominiums, urban infill and active adult homes in planned residential developments. Hovnanian currently offers homes for sale in 275 communities in 24 markets in 13 states throughout the United States. Hovnanian's headquarters are located in Red Bank, New Jersey, and its $0.01 par value Class A common stock is traded on the New York Stock Exchange under the symbol "HOV". Information filed with the SEC by Hovnanian under the Exchange Act can be located with reference to its SEC file number: 1-8551.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January    4.85   January    10.62  January    14.57  January     36.89  January    52.24  January    48.42
February   5.44   February   13.15  February   16.42  February    40.35  February   55.00  February   46.11
March      7.19   March      13.30  March      17.28  March       43.15  March      51.00  March      43.93
April      9.25   April      15.22  April      19.90  April       35.97  April      50.77  April      39.77
May        8.50   May        16.00  May        28.98  May         35.30  May        62.10  May        31.83
June       7.26   June       17.94  June       29.48  June        34.71  June       65.20  June       30.08
July       7.38   July       14.27  July       24.68  July        31.03  July       70.68  July       27.39
August     7.10   August     15.56  August     30.84  August      34.42  August     60.15
September  5.77   September  16.90  September  32.19  September   40.10  September  51.20
October    5.85   October    18.91  October    40.64  October     37.54  October    44.99
November   6.91   November   16.70  November   46.13  November    40.27  November   49.84
December   10.64  December   15.85  December   43.53  December    49.52  December   49.64

The closing price on August 24, 2006 was $26.10.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                                     KB HOME

KB Home ("KB") is one of America's leading homebuilders with domestic operations throughout the United States. Kaufman & Broad S.A., its publicly-traded subsidiary is one of the largest homebuilders in France based on revenues. KB also provides mortgage banking services to the majority of its domestic homebuyers through its wholly-owned subsidiary, KB Home Mortgage Company. KB's headquarters are located in Los Angeles, California, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "KBH". Information filed with the SEC by KB under the Exchange Act can be located with reference to its SEC file number: 1-09195.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January    16.01  January    21.53  January    22.36  January     33.77  January    54.33  January    76.20
February   13.98  February   21.83  February   23.45  February    36.18  February   62.40  February   67.03
March      16.32  March      21.70  March      22.73  March       40.40  March      58.73  March      64.98
April      15.11  April      24.93  April      24.64  April       34.47  April      57.00  April      61.57
May        12.71  May        25.77  May        31.25  May         32.94  May        67.54  May        51.20
June       15.09  June       25.76  June       30.99  June        34.32  June       76.23  June       45.85
July       16.30  July       23.11  July       28.31  July        32.03  July       81.91  July       45.52
August     16.19  August     23.98  August     28.61  August      34.39  August     74.20
September  14.21  September  24.42  September  29.83  September   42.25  September  73.20
October    14.78  October    23.60  October    34.25  October     41.13  October    64.35
November   16.81  November   22.35  November   34.44  November    43.95  November   69.77
December   20.05  December   21.43  December   36.26  December    52.20  December   72.66

The closing price on August 24, 2006 was $41.18.

                               LENNAR CORPORATION

Lennar Corporation ("Lennar") is a homebuilder and is a provider of residential financial services. Lennar's homebuilding operations include the sale and construction of single-family attached and detached homes, as well as the purchase, development and sale of residential land. The financial services operations provide mortgage financing, title insurance and closing services for Lennar homebuyers and others; acquire, package and resell residential mortgage loans and mortgage-backed securities, perform mortgage loan servicing activities and provide cable television and alarm monitoring services to residents of Lennar communities and others. Lennar's headquarters are located in Miami, Florida, and its $0.10 par value Class A common stock is traded on the New York Stock Exchange under the symbol "LEN". Information filed with the SEC by Lennar under the Exchange Act can be located with reference to its SEC file number:
1-11749.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January    16.74  January    25.22  January    24.50  January     44.10  January    56.47  January    62.56
February   16.15  February   25.12  February   24.56  February    49.45  February   60.82  February   59.86
March      18.13  March      24.00  March      24.36  March       54.03  March      56.68  March      60.38
April      19.91  April      25.27  April      27.12  April       46.85  April      51.47  April      54.93
May        16.83  May        24.89  May        33.53  May         45.90  May        58.01  May        47.91
June       18.97  June       27.84  June       35.75  June        44.72  June       63.45  June       44.37
July       20.88  July       23.09  July       32.60  July        42.68  July       67.27  July       44.73
August     20.27  August     24.02  August     33.63  August      45.80  August     62.10
September  16.40  September  25.38  September  38.90  September   47.60  September  59.76
October    16.50  October    25.10  October    45.93  October     44.98  October    55.58
November   16.92  November   24.12  November   48.95  November    44.93  November   57.68
December   21.30  December   23.47  December   48.00  December    56.68  December   61.02

The closing price on August 24, 2006 was $44.86.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                                MASCO CORPORATION

Masco Corporation ("Masco") manufactures, sells and installs home improvement and building products, with emphasis on brand name products and services holding leadership positions in their markets. Masco is among the largest manufacturers in North America of brand name consumer products designed for the home improvement and new construction markets. Masco's headquarters are located in Taylor, Michigan, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "MAS". Information filed with the SEC by Masco under the Exchange Act can be located with reference to its SEC file number:
1-5794.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January    24.00  January    26.76  January    18.19  January     26.66  January    36.80  January    29.65
February   23.37  February   28.07  February   18.38  February    28.04  February   33.72  February   31.19
March      24.14  March      27.45  March      18.62  March       30.44  March      34.67  March      32.49
April      23.00  April      28.10  April      21.07  April       28.01  April      31.49  April      31.90
May        23.36  May        26.66  May        24.60  May         28.95  May        32.02  May        31.02
June       24.96  June       27.11  June       23.85  June        31.18  June       31.76  June       29.64
July       25.21  July       24.20  July       24.37  July        30.24  July       33.91  July       26.73
August     25.82  August     24.16  August     24.79  August      32.13  August     30.68
September  20.44  September  19.55  September  24.48  September   34.53  September  30.68
October    19.83  October    20.56  October    27.50  October     34.26  October    28.50
November   20.93  November   20.17  November   27.20  November    35.27  November   29.77
December   24.50  December   21.05  December   27.41  December    36.53  December   30.19

The closing price on August 24, 2006 was $26.42.


                              M.D.C. HOLDINGS, INC.

M.D.C. Holdings, Inc.'s ("M.D.C.") primary business is owning and managing subsidiary companies that sell and build homes under the name Richmond American Homes. M.D.C.'s financial services segment consists of HomeAmerican Mortgage Corporation, which originates mortgage loans primarily for its homebuyers, and American Home Insurance Agency, Inc., which offers third party insurance products to its homebuyers. M.D.C.'s headquarters are located in Denver, Colorado, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "MDC". Information filed with the SEC by M.D.C. under the Exchange Act can be located with reference to its SEC file number: 1-08951.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January    18.13  January    25.51  January    25.11  January     43.81  January    72.80  January    63.45
February   20.66  February   27.90  February   23.87  February    49.25  February   79.62  February   61.29
March      22.74  March      27.46  March      24.40  March       54.15  March      69.65  March      64.31
April      24.86  April      32.10  April      29.31  April       47.53  April      65.38  April      57.78
May        18.22  May        28.30  May        34.82  May         49.48  May        72.21  May        54.15
June       20.46  June       33.06  June       33.76  June        48.93  June       82.25  June       51.93
July       24.24  July       26.45  July       34.80  July        51.65  July       85.42  July       43.63
August     17.63  August     25.56  August     35.73  August      52.96  August     76.38
September  16.02  September  22.44  September  37.76  September   56.23  September  78.89
October    15.41  October    23.87  October    47.08  October     59.04  October    68.60
November   20.68  November   22.70  November   48.50  November    58.23  November   68.13
December   24.02  December   24.32  December   45.10  December    66.49  December   61.98

The closing price on August 24, 2006 was $42.50.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                              MERITAGE HOMES CORP.

Meritage Homes Corp. ("Meritage Homes") designs and builds a broad range of single-family homes in Texas, Arizona, California, Nevada, Colorado and Florida. Meritage Homes' headquarters are located in Scottsdale, Arizona, and its $0.01 par value common shares are traded on the New York Stock Exchange under the symbol "MTH". Information filed with the SEC by Meritage Homes under the Exchange Act can be located with reference to its SEC file number: 1-9977.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January    9.12   January    14.34  January    16.45  January     32.45  January    64.65  January    60.50
February   7.94   February   15.68  February   15.80  February    37.04  February   73.23  February   58.53
March      7.38   March      15.98  March      16.77  March       37.13  March      58.92  March      54.96
April      10.20  April      22.40  April      19.08  April       33.93  April      63.29  April      65.58
May        10.68  May        21.20  May        23.59  May         34.10  May        72.72  May        53.59
June       11.50  June       22.83  June       24.63  June        34.40  June       79.50  June       47.25
July       14.44  July       16.39  July       22.19  July        30.95  July       92.95  July       38.77
August     12.38  August     17.96  August     22.48  August      33.41  August     78.29
September  9.25   September  17.73  September  23.63  September   39.30  September  76.66
October    11.03  October    20.00  October    29.55  October     44.35  October    62.27
November   11.17  November   16.55  November   31.58  November    46.80  November   66.47
December   12.83  December   16.83  December   33.16  December    56.35  December   62.92

The closing price on August 24, 2006 was $40.20.

                               THE PMI GROUP, INC.

The PMI Group, Inc. ("PMI") is an international provider of credit enhancement as well as other products that promote homeownership and facilitate mortgage transactions in the capital markets. PMI's headquarters are located in Walnut Creek, California, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "PMI". Information filed with the SEC by PMI under the Exchange Act can be located with reference to its SEC file number: 1-13664.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January    28.25  January    35.28  January    28.75  January     38.62  January    39.77  January    43.23
February   28.01  February   35.43  February   27.10  February    39.60  February   40.25  February   43.33
March      32.49  March      37.88  March      25.55  March       37.36  March      38.01  March      45.92
April      32.15  April      40.56  April      30.82  April       43.03  April      35.16  April      46.15
May        34.90  May        42.80  May        30.66  May         43.17  May        37.80  May        45.50
June       36.33  June       38.20  June       26.84  June        43.52  June       38.98  June       44.58
July       34.50  July       35.52  July       33.13  July        41.23  July       40.95  July       42.46
August     32.60  August     33.90  August     35.38  August      41.53  August     40.46
September  31.20  September  27.21  September  33.75  September   40.58  September  39.87
October    27.73  October    29.80  October    38.23  October     38.82  October    39.88
November   31.58  November   32.59  November   37.23  November    41.18  November   40.60
December   33.51  December   30.04  December   37.23  December    41.75  December   41.07

The closing price on August 24, 2006 was $43.63.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                                PULTE HOMES, INC.

Pulte Homes, Inc. ("Pulte") is a publicly held holding company whose subsidiaries engage in the homebuilding and financial services businesses. Pulte's headquarters are located in Bloomfield Hills, Michigan, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "PHM". Information filed with the SEC by Pulte under the Exchange Act can be located with reference to its SEC file number: 1-9804.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January    8.63   January    11.79  January    12.50  January     21.57  January    33.04  January    39.90
February   8.59   February   12.99  February   12.71  February    26.38  February   39.01  February   38.41
March      10.10  March      11.96  March      12.54  March       27.80  March      36.82  March      38.42
April      11.70  April      13.30  April      14.50  April       24.59  April      35.73  April      37.35
May        10.10  May        13.56  May        16.40  May         26.38  May        38.23  May        32.47
June       10.66  June       14.37  June       15.42  June        26.02  June       42.13  June       28.79
July       10.38  July       11.98  July       15.28  July        27.32  July       46.81  July       28.50
August     9.46   August     11.94  August     16.64  August      29.48  August     43.10
September  7.66   September  10.66  September  17.00  September   30.69  September  42.92
October    8.13   October    11.48  October    21.63  October     27.44  October    37.79
November   9.81   November   11.74  November   23.89  November    27.63  November   41.63
December   11.17  December   11.97  December   23.41  December    31.90  December   39.36

The closing price on August 24, 2006 was $29.25.

                                RADIAN GROUP INC.

Radian Group Inc. ("Radian") is a leading credit enhancement provider to the global financial and capital markets. Its subsidiaries provide products and services through three primary business lines: mortgage finance, financial guaranty and other financial services. Radian's headquarters are located in Philadelphia, Pennsylvania, and its $0.001 par value common stock is traded on the New York Stock Exchange under the symbol "RDN". Information filed with the SEC by Radian under the Exchange Act can be located with reference to its SEC file number: 1-11356.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January    31.07  January    44.90  January    36.90  January     46.56  January    47.94  January    57.23
February   30.93  February   46.67  February   34.87  February    43.70  February   48.33  February   56.75
March      33.88  March      49.08  March      33.38  March       42.60  March      47.74  March      60.25
April      38.75  April      51.90  April      39.70  April       46.51  April      44.43  April      62.72
May        42.45  May        54.30  May        40.27  May         46.00  May        45.88  May        61.12
June       40.45  June       48.85  June       36.65  June        47.90  June       47.22  June       61.78
July       40.02  July       45.80  July       46.81  July        46.02  July       51.58  July       61.53
August     40.11  August     43.46  August     47.59  August      44.30  August     51.18
September  38.50  September  32.66  September  44.40  September   46.23  September  53.10
October    33.87  October    35.27  October    52.90  October     47.93  October    52.10
November   38.30  November   40.50  November   49.35  November    51.25  November   56.56
December   42.95  December   37.15  December   48.75  December    53.24  December   58.59

The closing price on August 24, 2006 was $61.28.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                              THE RYLAND GROUP INC.

The Ryland Group, Inc. ("Ryland") is one of the nation's largest homebuilders and a leading mortgage-finance company. In addition, Ryland Mortgage Company provides mortgage financing and related services. Ryland's operations span all significant aspects of the home buying process from design, construction and sale to mortgage origination, title insurance, settlement, escrow and homeowners insurance brokerage services. Ryland's headquarters are located in Calabasas, California, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "RYL". Information filed with the SEC by Ryland under the Exchange Act can be located with reference to its SEC file number: 1-8029.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January    11.52  January    19.58  January    19.82  January     38.13  January    64.87  January    72.36
February   10.07  February   22.33  February   20.65  February    42.86  February   69.55  February   69.75
March      10.38  March      22.55  March      21.60  March       44.42  March      62.02  March      69.40
April      11.88  April      27.50  April      27.12  April       39.48  April      61.40  April      63.11
May        11.33  May        27.00  May        32.55  May         39.80  May        68.50  May        49.21
June       12.65  June       24.88  June       34.70  June        39.10  June       75.87  June       43.57
July       15.62  July       20.45  July       32.45  July        38.71  July       80.80  July       40.85
August     13.45  August     21.33  August     33.58  August      44.08  August     72.36
September  11.92  September  18.59  September  36.56  September   46.33  September  68.42
October    13.38  October    20.80  October    44.45  October     47.70  October    67.30
November   15.01  November   18.76  November   46.08  November    50.68  November   71.54
December   18.30  December   16.68  December   44.32  December    57.54  December   72.13

The closing price on August 24, 2006 was $42.42.

                             STANDARD PACIFIC CORP.

Standard Pacific Corp. ("Standard Pacific") is a leading geographically diversified builder of single-family attached and detached homes. Standard Pacific's headquarters are located in Irvine, California, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "SPF". Information filed with the SEC by Standard Pacific under the Exchange Act can be located with reference to its SEC file number: 1-10959.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January    14.08  January    13.19  January    12.63  January     23.35  January    33.27  January    38.90
February   12.00  February   14.29  February   12.89  February    26.16  February   40.00  February   32.85
March      10.55  March      14.05  March      12.76  March       30.00  March      36.10  March      33.62
April      10.20  April      16.79  April      15.13  April       25.22  April      35.81  April      31.71
May         9.23  May        16.50  May        17.19  May         25.48  May        40.06  May        30.07
June       11.58  June       17.54  June       16.58  June        24.65  June       43.98  June       25.70
July       11.78  July       13.13  July       17.00  July        23.21  July       47.70  July       22.33
August     11.74  August     13.18  August     17.77  August      25.24  August     43.93
September   9.76  September  11.69  September  18.95  September   28.19  September  41.51
October     9.13  October    12.14  October    23.93  October     28.08  October    38.58
November   10.60  November   12.75  November   24.97  November    28.01  November   37.69
December   12.16  December   12.38  December   24.28  December    32.07  December   36.80

The closing price on August 24, 2006 was $22.99.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                               TEMPLE-INLAND, INC.

Temple-Inland, Inc. ("Temple-Inland") is a holding company that, through its subsidiaries, operates three business segments: Corrugated Packaging, which is a vertically integrated corrugated packaging operation; Forest Products, which manages forest resources of approximately two million acres of timberland in Texas, Louisiana, Georgia, and Alabama, and manufactures a wide range of building products; and financial services in the areas of consumer and commercial banking, residential lending, real estate development and insurance agency. Temple-Inland's headquarters are located in Austin, Texas, and its $1.00 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "TIN". Information filed with the SEC by Temple-Inland under the Exchange Act can be located with reference to its SEC file number: 1-08634.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January    25.50  January    27.68  January    21.61  January     29.53  January    31.80  January    46.90
February   23.80  February   27.85  February   20.95  February    32.58  February   40.10  February   42.67
March      22.13  March      28.36  March      18.70  March       31.67  March      36.28  March      44.55
April      25.50  April      26.47  April      22.65  April       30.89  April      33.75  April      46.44
May        26.56  May        27.84  May        23.32  May         32.66  May        35.72  May        43.01
June       26.65  June       28.93  June       21.46  June        34.63  June       37.15  June       42.87
July       31.03  July       26.85  July       23.20  July        34.13  July       39.79  July       42.54
August     29.18  August     25.58  August     24.89  August      34.14  August     38.49
September  23.75  September  19.32  September  24.28  September   33.58  September  40.85
October    25.00  October    20.51  October    27.02  October     29.56  October    36.83
November   28.57  November   24.53  November   28.27  November    29.80  November   41.87
December   28.37  December   22.41  December   31.34  December    34.20  December   44.85

The closing price on August 24, 2006 was $44.39.

                               TOLL BROTHERS, INC.

Toll Brothers, Inc. ("Toll") designs, builds, markets and arranges financing for single-family detached and attached homes in luxury residential communities. Toll's headquarters are located in Horsham, Pennsylvania, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "TOL". Information filed with the SEC by Toll under the Exchange Act can be located with reference to its SEC file number:
1-9186.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January     8.70  January    11.40  January    10.06  January     19.56  January    39.04  January    34.00
February    8.94  February   12.26  February    9.69  February    21.95  February   44.03  February   32.33
March       9.63  March      12.46  March       9.65  March       22.72  March      39.43  March      34.63
April       8.88  April      14.88  April      11.63  April       19.79  April      37.90  April      32.15
May         8.16  May        14.75  May        14.52  May         20.46  May        46.30  May        28.26
June        9.83  June       14.65  June       14.16  June        21.16  June       50.78  June       25.57
July        9.88  July       11.43  July       13.25  July        19.87  July       55.42  July       25.57
August      9.20  August     12.50  August     14.86  August      22.20  August     48.05
September   7.42  September  10.87  September  15.21  September   23.17  September  44.67
October     7.79  October    10.24  October    18.42  October     23.18  October    36.91
November    9.06  November   10.49  November   20.71  November    25.69  November   34.40
December   10.98  December   10.10  December   19.88  December    34.31  December   34.64

The closing price on August 24, 2006 was $25.42.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                            VULCAN MATERIALS COMPANY

Vulcan Materials Company ("Vulcan") and its subsidiaries are principally engaged in the production, distribution and sale of construction materials and chloralkali and other industrial chemicals. Vulcan is the nation's largest producer of construction aggregates, a major producer of asphalt and ready-mixed concrete, and a significant chemicals producer, producing chloralkali and other industrial chemicals. Vulcan's headquarters are located in Birmington, Alabama, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "VMC". Information filed with the SEC by Vulcan under the Exchange Act can be located with reference to its SEC file number: 1-4033.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January    45.48  January    46.40  January    34.05  January     47.70  January    56.48  January    71.88
February   42.33  February   48.33  February   31.70  February    47.30  February   57.86  February   79.00
March      46.83  March      47.54  March      30.23  March       47.44  March      56.83  March      86.65
April      46.23  April      46.02  April      34.97  April       46.24  April      53.04  April      84.96
May        54.08  May        47.83  May        36.64  May         44.76  May        59.93  May        78.05
June       53.75  June       43.80  June       37.07  June        47.55  June       64.99  June       78.00
July       49.05  July       40.44  July       40.22  July        47.62  July       70.24  July       66.97
August     48.01  August     39.02  August     41.41  August      47.67  August     71.85
September  43.20  September  36.16  September  39.91  September   50.95  September  74.21
October    41.57  October    33.56  October    44.31  October     49.78  October    65.00
November   46.25  November   37.74  November   44.47  November    51.85  November   66.70
December   47.94  December   37.50  December   47.57  December    54.61  December   67.75

The closing price on August 24, 2006 was $76.15.

                              WEYERHAEUSER COMPANY

Weyerhaeuser Company ("Weyerhaeuser") is principally engaged in the growing and harvesting of timber and the manufacture, distribution and sale of forest products, real estate development and construction, and other real estate related activities. Weyerhaeuser's headquarters are located in Federal Way, Washington, and its $1.25 par value common stock is traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the symbol "WY". Information filed with the SEC by Vulcan under the Exchange Act can be located with reference to its SEC file number: 1-4825.

          CLOSING           CLOSING           CLOSING            CLOSING           CLOSING           CLOSING
 2001      PRICE   2002      PRICE  2003       PRICE  2004        PRICE   2005      PRICE  2006       PRICE
 ----      -----   ----      -----  ----       -----  ----        -----   ----      -----  ----       -----
January    52.50  January    58.32  January    48.05  January     61.46  January    62.40  January    69.76
February   53.74  February   61.82  February   49.85  February    65.25  February   66.93  February   68.29
March      50.79  March      62.86  March      47.83  March       65.50  March      68.50  March      72.43
April      56.53  April      59.61  April      49.59  April       59.20  April      68.61  April      70.47
May        57.21  May        65.50  May        50.38  May         60.48  May        64.15  May        63.96
June       54.97  June       63.85  June       54.00  June        63.12  June       63.65  June       62.25
July       59.73  July       58.75  July       56.29  July        62.00  July       68.98  July       58.66
August     56.75  August     54.51  August     59.50  August      62.51  August     65.02
September  48.71  September  43.77  September  58.45  September   66.48  September  68.75
October    49.91  October    45.30  October    60.23  October     62.64  October    63.34
November   52.85  November   52.60  November   57.00  November    66.00  November   66.31
December   54.08  December   49.21  December   64.00  December    67.22  December   66.34

The closing price on August 24, 2006 was $61.20.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

LICENSE AGREEMENT

PHLX and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the Index, in connection with securities, including the Notes. The Index is owned and published by PHLX.

The license agreement between PHLX and UBS provides that the following language must be set forth in this prospectus supplement:

The PHLX Housing Sector(SM) Index is not sponsored, endorsed, sold or promoted by Philadelphia Stock Exchange, Inc. ("PHLX"). PHLX makes no representation or warranty, express or implied, to the owners of the Index or any member of the public regarding the advisability of investing in securities generally or in the Index particularly or the ability of the Index to track market performance. PHLX's only relationship to UBS is the licensing of certain names and marks and of the Index which is determined, composed and calculated without regard to UBS. PHLX has no obligation to take the needs of UBS or the owners of the Index into consideration in determining, composing or calculating the Index. PHLX is not responsible for and has not participated in the determination or calculation made with respect to the issuance or redemption of the Index. PHLX has no obligation or liability in connection with the administration, marketing or trading of the Index.

PHLX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE PHLX HOUSING SECTOR(SM) INDEX (HGX) ("Index") OR ANY DATA INCLUDED THEREIN. PHLX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE INDEX, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. PHLX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL PHLX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"PHLX Housing Sector(SM)" and "HGX(SM)" are service marks of the Philadelphia Stock Exchange, Inc. and have been licensed for use by UBS Securities LLC and its parent, UBS AG.

--------------------------------------------------------------------------------


Valuation of the Notes

AT MATURITY. Your cash payment at maturity is based on the Index Return. If the Index Return is NEGATIVE, you will receive a POSITIVE return on your Notes equal to the Index Return MULTIPLIED by -3, subject to a maximum gain on the Notes of 46%. Therefore, the maximum payment at maturity for each $10 principal amount of the Notes will be $14.60. The Notes are exposed to any increase in the level of the Index and a positive Index Return will reduce your cash payment at maturity below your principal amount. If the Index increases over the term of the Notes, you may lose up to 90% of your principal amount. For a description of how your payment at maturity will be calculated, see "How to determine the return on the Notes" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-28.

PRIOR TO MATURITY. You should understand that the market value of the Notes prior to maturity will be affected by several factors, many of which are beyond our control. We expect that, generally, the level of the Index on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include supply and demand for the Notes, the volatility of the Index, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-8 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------


Specific Terms of the Notes

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. References to "Index" mean the PHLX Housing Sector(SM) Index.

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATION

Your minimum investment is 10,000 Notes at a principal amount at $10.00 per Note (for a total minimum purchase price of $100,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 10,000 Notes.

PAYMENT AT MATURITY

At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Index Return.

> If the Index Return is NEGATIVE, you will receive a POSITIVE return on you Notes equal to the Index Return MULTIPLIED by -3, subject to a maximum gain of 46% on your Notes. For example, if the Index declines by 6% over the term of the Notes (an Index Return of -6%), you will receive a POSITIVE return of 18% (-6% x -3) on the Notes.

> If the Index Return is POSITIVE, you will receive a NEGATIVE return on your Notes. The payment at maturity will be reduced by 1% for every 1% gain in the Index greater than 10%, subject to a maximum loss of 90% of the principal amount of the Notes. For example, if the Index increases by 20% over the term of the Notes (an Index Return of 20%), you will receive a NEGATIVE return of 10%.

IF THE INDEX INCREASES OVER THE TERM OF THE NOTES, YOU MAY LOSE UP TO 90% OF YOUR PRINCIPAL AMOUNT.

The "Index Return" will be the difference between the closing level of the Index on the final valuation date and on the trade date, expressed as a percentage and calculated as follows:

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------


                     Index Ending Level - Index Starting Level
      Index Return = -----------------------------------------
                               Index Starting Level

where the "Index Starting Level" is 200.67, the closing level of the Index on the trade date, and the "Index Ending Level" is the closing level of the Index on the final valuation date.

The "Adjusted Index Return" will be based on the Index return, which may be positive or negative. If the Index Return is NEGATIVE, you will receive a POSITIVE return equal to the Index Return MULTIPLIED by -3, subject to a maximum gain on the Notes of 46%. If the Index Return is POSITIVE, the Adjusted Index Return will be equal to the Index Return multiplied by -1, subject to a maximum loss of 90%.

The payment at maturity for each Note will be calculated as follows:

     Payment at maturity = principal amount of the Note + (principal amount of the Note x Adjusted Index Return)

See "How to determine the return on the Notes" on page S-4.

MATURITY DATE

The Notes will mature on August 29, 2008, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be August 25, 2008, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Index Ending Level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Index Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index Ending Level be postponed by more than ten business days.

If the determination of the Index Ending Level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index Ending Level that would have prevailed in the absence of the market disruption event.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------


Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Index Constituent Stocks for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to the Index or a material number of Index Constituent Stocks in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

> the Index is not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described in the section entitled "Use of Proceeds and Hedging" on page S-34.

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------


DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained; or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency; or

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------


> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE INDEX; ALTERATION OF METHOD OF
CALCULATION

If PHLX discontinues publication of the Index and they or any other person or entity publish a substitute index that the calculation agent determines is comparable to the Index and approves as a successor index then the calculation agent will determine the Index Return, the Index Starting Level, the Index Ending Level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on any date when the value of the Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or another index and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the securities included in the Index or the method of calculating the Index has been changed at any time in any respect--including any addition, deletion or substitution and any reweighting or rebalancing of the Index Constituent Stocks and whether the change is made by PHLX under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Constituent Stocks or their issuers or is due to any other reason--that causes the Index not to fairly represent the value of the Index had such changes not been made or that otherwise affects the calculation of the Index Return, the Index Starting Level, the Index Ending Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the Index that it believes are appropriate to ensure that the Index Return used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Index Return, the Index Starting Level, the Index Ending Level, the amount payable at maturity or otherwise relating to the level of the Index may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean any day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "--Maturity Date" and "--Final Valuation Date" above.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------


ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Index Return, the Index Starting Level, the Index Ending Level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------


Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options or futures on Index Constituent Stocks or listed and/or over-the-counter options, futures or exchange-traded funds on the Index prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

> acquire or dispose of long or short positions of securities of issuers of the Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks; or

>    any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Index Constituent Stocks, listed or over-the-counter options or futures on Index Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or indices designed to track the performance of the Index or other components of the U.S. equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-8 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------


Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF JUNE 30, 2006 (UNAUDITED)                                    CHF       USD
--------------------------------------------------------------------------------
                                                                 (IN MILLIONS)
Debt
  Debt issued(1) ...........................................   287,245   234,677
                                                               -------   -------
  Total Debt ...............................................   287,245   234,677
Minority Interest(2) .......................................     6,061     4,952
Shareholders' Equity .......................................    45,465    37,145
                                                               -------   -------
Total capitalization .......................................   338,771   276,774
                                                               =======   =======


----------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION BASED ON THE REMAINING MATURITIES.
(2) INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.81699.

--------------------------------------------------------------------------------


Supplemental Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus. This discussion applies to you only if you hold your Notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

   o  a dealer in securities,

   o a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

   o  a bank,

   o  a life insurance company,

   o  a tax-exempt organization,

   o a person that owns Notes as part of a straddle or a hedging or conversion transaction for tax purposes, or

   o a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Note and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------


NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN THE NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Notes as a pre-paid derivative contract with respect to the Index and the terms of the Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you should recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (I.E., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENTS. Alternatively, it is possible that your Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If the Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Notes should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------


TREASURY REGULATIONS REQUIRING DISCLOSURE OF REPORTABLE TRANSACTIONS. Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a "Reportable Transaction"). Under these regulations, if the Notes are denominated in a foreign currency, a United States holder that recognizes a loss with respect to the Notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

   o payments of principal and interest on a Note within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

   o the payment of the proceeds from the sale of a Note effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

   o  fails to provide an accurate taxpayer identification number,

   o is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

   o in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Note that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

   o the proceeds are transferred to an account maintained by you in the United States,

   o the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

   o the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a Note effected at a foreign office of a broker will be subject to information reporting if the broker is:

   o  a United States person,

   o  a controlled foreign corporation for United States tax purposes,

   o a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------


   o  a foreign partnership, if at any time during its tax year:

   o one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

   o such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL
Under present Swiss law, repayment of principal of the Notes by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION
Under present Swiss law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES
There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND
If you are an individual resident in Switzerland for tax purposes and hold Notes as your private property, you should consult with your own tax advisor. It is possible that, for Swiss income tax purposes, your investment in Notes may be treated as an investment in bonds with a variable one-time return. Thus, if you hold your Notes until maturity, you may be taxed upon any proceeds from the repayment in excess of the principal amount initially invested. If you sell your Notes to a third party prior to maturity, you may be taxed upon the difference between the sale proceeds and your initially invested amount.

--------------------------------------------------------------------------------


ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------


Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to 1.25% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ...........................................    S-1
Risk Factors ............................................................    S-8
The PHLX Housing Sector(SM) Index .......................................   S-13
Valuation of the Notes ..................................................   S-27
Specific Terms of the Notes .............................................   S-28
Use of Proceeds and Hedging .............................................   S-34
Capitalization of UBS ...................................................   S-35
Supplemental Tax Considerations .........................................   S-36
ERISA Considerations ....................................................   S-40
Supplemental Plan of Distribution .......................................   S-41

PROSPECTUS

Introduction ............................................................      3
Cautionary Note Regarding Forward-
  Looking Statements ....................................................      5
Incorporation of Information About
  UBS AG ................................................................      7
Where You Can Find More Information .....................................      8
Presentation of Financial Information ...................................      9
Limitations on Enforcement of U.S. ......................................
  Laws Against UBS AG, Its
  Management and Others .................................................     10
Capitalization of UBS ...................................................     10
UBS .....................................................................     11
Use of Proceeds .........................................................     13

Description of Debt Securities We May
  Offer .................................................................     14
Description of Warrants We May Offer ....................................     36
Legal Ownership and Book-Entry
  Issuance ..............................................................     53
Considerations Relating to Indexed
  Securities ............................................................     59
Considerations Relating to Securities
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency .........................................     62
U.S. Tax Considerations .................................................     65
Tax Considerations Under the Laws of
  Switzerland ...........................................................     76
ERISA Considerations ....................................................     78
Plan of Distribution ....................................................     79
Validity of the Securities ..............................................     82
Experts .................................................................     82

[UBS LOGO]

Enhanced
Bearish
Securities


UBS AG $3,000,000 NOTES
LINKED TO THE
PHLX HOUSING SECTOR(SM) INDEX
DUE AUGUST 29, 2008






PROSPECTUS SUPPLEMENT


AUGUST 24, 2006
(TO PROSPECTUS DATED MARCH 27, 2006)
















UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.